Exhibit 99.01

Keynote Reports Fiscal Third Quarter 2010 Results

  Total Revenue was $19.3 Million for the Third Quarter 2010, Compared to $20.2 Million for the Third Quarter 2009
  GAAP Loss per Share was $0.02 for the Third Quarter 2010, Compared to GAAP Earnings per Share of $0.15 for the Third Quarter 2009
  Cash from Operations Reached $6.3 Million for the Third Quarter 2010, Compared to $4.2 Million for the Third Quarter 2009
  Revenue, GAAP Earnings and Non-GAAP Earnings Met Company’s Guidance
  Board Approves Quarterly Cash Dividend of $0.05 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--July 27, 2010--Keynote® Systems (NASDAQ:KEYN), the global leader in solutions for continuously improving the Internet and mobile experience, reported financial results for its third fiscal quarter ended June 30, 2010.

Umang Gupta, chairman and CEO of Keynote, said: “Our fiscal third quarter performance met our revenue and earnings expectations despite unexpected pressure from the weak Euro. This decrease especially affected our mobile business revenue when expressed in U.S. dollars, since most of this revenue is from transactions denominated in Euros. Looking ahead, we expect growth in both our mobile and Internet businesses in the coming quarters, from the delivery of mobile projects for which we obtained purchase orders in the first half of 2010, coupled with increased Web subscription and load testing revenues as we approach the holiday season.”

Third Quarter 2010 Financial Summary

Revenue for the third quarter of fiscal year 2010 was $19.3 million, compared to $20.2 million in the third quarter of fiscal year 2009. Under generally accepted accounting principles (GAAP), net loss for the third quarter of fiscal year 2010 was $315,000, or $0.02 per diluted share, compared to net income of $2.1 million, or $0.15 per diluted share, for the third quarter of fiscal year 2009.

The non-GAAP net income for the third quarter of fiscal year 2010 was $1.2 million, or $0.08 per diluted share, compared to $3.9 million, or $0.27 per diluted share, for the third quarter of fiscal year 2009. The company defines non-GAAP net income as GAAP net income (loss) adjusted for the provision for income taxes, stock-based compensation expense, and amortization of purchased intangibles, less cash taxes from on-going operations. Non-GAAP earnings per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Cash Flow, Adjusted EBITDA and Deferred Revenue Summary

Cash provided by operating activities for the third quarter of fiscal year 2010 was $6.3 million, compared to $4.2 million in the third quarter of fiscal year 2009. Cash used for the purchase of property, equipment and software totaled $961,000 for the third quarter of fiscal year 2010, compared to $1.2 million in the third quarter of fiscal year 2009. Cash used to pay dividends totaled $743,000 for the third quarter of fiscal year 2010, compared to the third quarter of fiscal year 2009 when there was no dividend.

Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology. The company generated free cash flow of $5.3 million for the third quarter of fiscal year 2010, compared to generating $3.0 million in the third quarter of fiscal year 2009. At June 30, 2010, Keynote had $60.4 million in total cash, cash equivalents and short-term investments.

Management also believes the non-GAAP figure of adjusted earnings before interest income, taxes, depreciation, amortization, stock-based compensation, and other income, net (Adjusted EBITDA) provides a useful measure of operations. Adjusted EBITDA for the third quarter of fiscal year 2010 was $2.3 million, or 12% of revenue, compared to $4.9 million, or 24% of revenue, for the third quarter of fiscal year 2009.

Keynote’s net deferred revenue was $18.5 million at June 30, 2010, compared to $21.4 million at June 30, 2009 and $15.5 million at March 31, 2010. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $25.2 million at June 30, 2010, compared to $25.6 million at June 30, 2009 and $22.5 million at March 31, 2010.

The total shares outstanding as at June 30, 2010 was 14.9 million, compared to 14.4 million at June 30, 2009.

Quarterly Cash Dividend

The board of directors approved a quarterly cash dividend of $0.05 per common share, payable September 15, 2010 to common shareholders of record at the close of business on September 1, 2010.

Operational Metrics Summary

During the quarter, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 48% of the comScore Media Metrix’s top 50 Web sites and approximately 39% of the Fortune 100 companies. During the quarter, Keynote measured approximately 22,900 Internet pages, as compared to 17,500 Internet pages in the same quarter a year ago.

Expectations for the Fourth Quarter of Fiscal Year 2010

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the fourth fiscal quarter ending September 30, 2010:

  Total revenue is expected to be between $20.1 million and $20.6 million.
  GAAP earnings per diluted share are expected to be between $0.02 and $0.05.
  Non-GAAP earnings per diluted share are expected to be between $0.12 and $0.15.

The above guidance was based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $1.3 million. Depreciation is expected to be approximately $1.1 million. Interest income and other, net, is expected to be approximately $75,000, assuming no material changes in interest rates and currently planned uses of cash. Cash taxes paid from on-going operations is expected to be $137,000. Diluted weighted average shares outstanding are expected to be approximately 15.1 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PST) today, July 27, 2010. To access the call in the U.S., please dial (800) 588-4973; international callers please dial (847) 413-2407. Callers may provide the following confirmation number 27407837 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes early to prevent any delays in joining. The Web cast of the call will be available at the investor section of the company’s Web site at www.keynote.com. The replay will be available after the call by telephone by dialing (888) 843-8996 in the U.S. and (630) 652-3044 internationally; the pass code is 27407837. The Web cast is at the investor section of the company’s Web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact of global economic conditions will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can continue to increase, the risk that the increase in Keynote’s Web services revenue for the second quarter may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2009, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP earnings per share, Adjusted EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization, stock-based compensation and other income, net. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote Systems (NASDAQ: “KEYN”) is the global leader in solutions for continuously improving the Internet and mobile experience. Founded in 1995, Keynote provides testing, monitoring and measurement products and services for a variety of enterprises such as online portals, e-commerce sites, B2B sites, mobile operators and mobile infrastructure providers. Keynote products and services help companies improve customer experience in four areas: Web performance, mobile quality, streaming & VoIP, and online usability testing.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading “on-demand” infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, Keynote™ The Mobile & Internet Performance Authority™ and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2010 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Net revenue:
Subscription services	$11,950	$11,672	$11,455	$35,831	$34,269
Ratable licenses	5,159	5,791	6,390	16,906	18,348
Professional services	2,164	1,893	2,324	6,601	7,753
Total revenue, net	19,273	19,356	20,169	59,338	60,370

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,109	2,129	2,098	6,446	6,673
Direct costs of ratable licenses	1,677	1,724	1,424	5,129	4,551
Direct costs of professional services	1,457	1,351	1,293	4,275	4,466
Operations	1,935	1,935	1,943	5,761	6,353
Development	2,968	2,971	2,863	9,084	9,137
Amortization of intangible assets - software	433	435	290	1,166	866
Total costs of revenue	10,579	10,545	9,911	31,861	32,046
Sales and marketing	6,296	6,376	5,665	19,000	18,162
General and administrative	2,652	2,536	2,346	7,830	7,717
Excess occupancy income, net	(323)	(311)	(258)	(942)	(729)
Amortization of intangible assets - other	146	156	259	484	791
Total costs and expenses	19,350	19,302	17,923	58,233	57,987

Income (loss) from operations	(77)	54	2,246	1,105	2,383

Interest income and other, net	(47)	160	104	206	1,147

Income (loss) before provision for income taxes	(124)	214	2,350	1,311	3,530

Provision for income taxes	(191)	(358)	(258)	(789)	(810)

Net income (loss)	$(315)	$(144)	$2,092	$522	$2,720

Net income (loss) per share:
Basic	$(0.02)	$(0.01)	$0.15	$0.04	$0.19
Diluted	$(0.02)	$(0.01)	$0.15	$0.04	$0.19

Weighted average common shares outstanding:
Basic	14,799	14,591	14,378	14,640	14,274
Diluted	14,799	14,591	14,403	14,905	14,321

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2010	September 30, 2009

Assets
Current assets:
Cash, cash equivalents and short-term investments	$60,363	$57,968
Accounts receivable, net	8,347	6,403
Prepaids, deferred costs and other current assets	3,625	3,517
Inventories	1,232	1,222
Deferred tax assets	2,631	2,913
Total current assets	76,198	72,023
Deferred costs and other long-term assets	1,848	3,024
Property and equipment, net	33,850	34,778
Goodwill	59,069	66,078
Identifiable intangible assets, net	4,356	6,255
Deferred tax assets	227	61
Total assets	$175,548	$182,219

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,319	$1,147
Accrued expenses	8,391	8,450
Deferred revenue	16,748	17,661
Current portion of capital lease obligation	2	16
Total current liabilities	26,460	27,274
Deferred rent and other long term liabilities	3,394	3,344
Long-term deferred revenue	1,712	1,167
Long-term deferred tax liability	457	414
Total liabilities	32,023	32,199

Stockholders' equity:
Common stock	15	14
Additional paid-in capital	286,054	282,653
Accumulated deficit	(139,092)	(139,614)
Accumulated other comprehensive income (loss)	(3,452)	6,967
Total stockholders' equity	143,525	150,020
Total liabilities and stockholders' equity	$175,548	$182,219

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended			Nine months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2010	2010	2009	2010	2009
Revenue categories:

Internet Subscriptions
Web Measurement	$6,584	$6,593	$6,621	$19,347	$20,402
Other	2,648	2,569	2,782	8,882	7,998
Internet Engagements	2,164	1,893	2,324	6,601	7,753
Subtotal Internet Revenue	11,396	11,055	11,727	34,830	36,153
Mobile Subscriptions	2,718	2,510	2,052	7,602	5,869
Mobile Ratable Licenses	5,159	5,791	6,390	16,906	18,348
Subtotal Mobile Revenue	7,877	8,301	8,442	24,508	24,217
Total Revenue, Net	$19,273	$19,356	$20,169	$59,338	$60,370

Non-GAAP net income and income per share:

GAAP net income (loss)	$(315)	$(144)	$2,092	$522	$2,720
Provision for income taxes	191	358	258	789	810
Stock-based compensation *	757	787	762	2,547	3,399
Amortization of intangible assets - other	146	156	259	484	791
Amortization of intangible assets - software	433	435	290	1,166	866
Non-GAAP income before income tax	1,212	1,592	3,661	5,508	8,586
Cash taxes from on-going operations	37	(118)	265	(245)	(276)
Non-GAAP net income	$1,249	$1,474	$3,926	$5,263	$8,310

Weighted average diluted common shares outstanding:	15,062	14,880	14,403	14,905	14,321
Non-GAAP income per share	$0.08	$0.10	$0.27	$0.35	$0.58

Adjusted EBITDA:

GAAP net income (loss)	$(315)	$(144)	$2,092	$522	$2,720
Provision for income taxes	191	358	258	789	810
Interest income and other, net	47	(160)	(104)	(206)	(1,147)
Stock-based compensation *	757	787	762	2,547	3,399
Amortization of intangible assets - other	146	156	259	484	791
Amortization of intangible assets - software	433	435	290	1,166	866
Depreciation	1,064	1,120	1,363	3,381	3,864
Adjusted EBITDA	$2,323	$2,552	$4,920	$8,683	$11,303

*Stock-based compensation by category:
Direct costs of ratable licenses	$12	$23	$27	$61	$83
Direct costs of professional services	81	66	65	258	359
Operations	102	92	91	328	424
Development	199	176	171	604	745
Sales and marketing	299	273	285	936	1,216
General and administrative	64	157	123	360	572
	$757	$787	$762	$2,547	$3,399

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

					Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2010

Internet Subscriptions
Web Measurement	$6,170	$6,593	$6,584	$-	$19,347
Other	3,665	2,569	2,648	-	8,882
Internet Engagements	2,544	1,893	2,164	-	6,601
Subtotal Internet Revenue	12,379	11,055	11,396	-	34,830
Mobile Subscriptions	2,374	2,510	2,718		7,602
Mobile Ratable Licenses	5,956	5,791	5,159	-	16,906
Subtotal Mobile Revenue	8,330	8,301	7,877	-	24,508
Total Revenue, Net	$20,709	$19,356	$19,273	$-	$59,338

FY 2009

Internet Subscriptions
Web Measurement	$7,209	$6,572	$6,621	$6,370	$26,772
Other	2,455	2,761	2,782	2,812	10,810
Internet Engagements	3,121	2,308	2,324	2,134	9,887
Subtotal Internet Revenue	12,785	11,641	11,727	11,316	47,469
Mobile Subscriptions	1,809	2,008	2,052	2,146	8,015
Mobile Ratable Licenses	6,043	5,915	6,390	6,275	24,623
Subtotal Mobile Revenue	7,852	7,923	8,442	8,421	32,638
Total Revenue, Net	$20,637	$19,564	$20,169	$19,737	$80,107

FY 2008

Internet Subscriptions
Web Measurement	$6,828	$6,798	$6,863	$7,348	$27,837
Other	2,704	2,640	2,666	2,585	10,595
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206
Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions
Web Measurement	$6,658	$6,836	$7,021	$6,781	$27,296
Other	2,852	2,784	2,702	2,680	11,018
Internet Engagements	3,102	2,778	3,063	2,929	11,872
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186
Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2010

Total Revenue	$20,709	$19,356	$19,273	$-	$59,338
Cash Flow from Operations	$(95)	$1,749	$6,272	$-	$7,926
% of Revenue	(0%)	9%	33%	-	13%
Purchase of PP&E	$775	$653	$961	$-	$2,389
Free Cash Flow *	$(870)	$1,096	$5,311	$-	$5,537
% of Revenue	(4%)	6%	28%	-	9%

FY 2009

Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,249	$4,151	$1,379	$8,799
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$513	$2,952	$531	$5,355
% of Revenue	7%	3%	15%	3%	7%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$330	$2,527	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(3,534)	$(3,142)
% of Revenue	(6%)	8%	(0%)	(17%)	(4%)

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754
Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, software and acquired technology.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	June 30, 2010	March 31, 2010	June 30, 2009

Deferred revenue, net
Domestic	$5,249	$5,368	$6,296
International	13,211	10,126	15,123
Total	18,460	15,494	21,419

Add back: unpaid deferred revenue
Domestic	2,224	2,131	1,400
International	4,536	4,878	2,819
Total	6,760	7,009	4,219

Deferred revenue, gross
Domestic	7,473	7,499	7,696
International	17,747	15,004	17,942
Total	$25,220	$22,503	$25,638

CONTACT:
Keynote Systems, Inc.
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com